[LOGO]
BLUE FISH CLOTHING, INC.
3 Sixth Street                       TEL  908-996-3225, Ext. 236
Frenchtown, NJ  08825                FAX  908-996-7062

Date: Wednesday, Oct 16th, 1998

Dear Peter,
It has been a pleasure discussing your ideas and career interests regarding the Company, relative to the opportunities available here at Blue Fish. I hope that we have been able to provide a clear understanding of the type of position that we are presenting to you, and how you might participate in the future growth of the company.

In this regard, it gives me great pleasure to offer you the position of Chief Operating Officer. This position reports to the CEO, at an annual base salary of $90,000, and has the following additional compensation features:

In the first year of employment we would like to offer you a nine-year incentive stock option (ISO) for 1% of the outstanding shares of the Company's common stock ( the "Shares). The exercise price of these shares shall be at the fair market value on the date of the grant. Such options shall be unvested at grant and shall vest in full at least thirty (30) days prior the merger of the Corporation with and into another corporation or the sale of all or substantially all of its stock or assets, or on the eighth anniversary of the grant date (or on the immediately preceding anniversary date(s) if necessary to comply with Internal Revenue Code Section 422(d), as determined by the CEO); provided, however, vesting of each ISO may be accelerated by the CEO to the most rapid vesting schedule permissible under Code Section 422 upon achievement of certain financial and non-financial goals for the employee established by the CEO.

The performance goals for the first year of employment shall be described in Schedule A. For each succeeding year you shall submit by November 15 of the preceding year a list of proposed goals and objectives for the following year. The CEO shall review and approve these recommendations by December 31st of the preceding year.

Each year for the following two years (years two and three respectively, of your employment), you shall have a nine year ISO to purchase an additional 1% of the outstanding shares of the Company's common stock (the "Shares) with an exercise price of the current fair market value on the grant date for a potential total of 3% of the outstanding shares. The options to be granted for year two of your employment shall be granted on the first anniversary of the date of this agreement, and the options be granted in the year three of your employment shall be granted on the second anniversary of the date of this agreement respectively. The vesting schedule for the ISO's granted in years two and three of your employment, shall carry the same terms, conditions and vesting schedule as the ISO's granted in the first year.

1.   You will be eligible for the Company's 401k plan.

2. You will be entitled to an annual clothing allowance of $2,000 at approximately wholesale prices. All purchases must be made at a Blue Fish retail store; the sale will be rung at full retail value and given a 50% discount. This discounted amount will then be applied to your allowance. This allowance is to be distributed in two equal parts - $1,000 each 6 months. The allowance is applicable toward Blue Fish clothing only (no gifts or accessories).

3. In addition to your clothing allowance you are entitled to a 75% discount on the retail value of all Blue Fish Clothing, with a cap of $5,000.00 and a 50% discount on the retail value of other vendor purchases, with a cap of $2,000.00, at the stores.

4. 3 weeks paid vacation in accordance with Company policies and a participation in the employee benefits program including health care, which will be further explained on your first day of employment.

5. Blue Fish will reimburse all approved travel and related entertainment expenses in accordance with Company policies and procedures.

6. In the event that the Company terminates your employment without cause within the first year of employment, then the Company shall continue to pay you three months salary in accordance with the Company's normal payroll periods. In the event that the Company terminates your employment without cause after completion of your first year of employment, the Company agrees to continue to pay you one month's salary for each full year of employment or portion thereof in accordance with the Company's normal payroll periods.

     "Cause" shall be defined as: The Employee is convicted of a felony; Employee engages in theft, fraud or embezzlement from the Employer, its customers or suppliers; Employee willfully or habitually refuses or neglects to comply with explicit directives of the CEO or Employee's obligations under this agreement or as an employee; habitual use of drugs or alcohol; or Employee competes with Employer, unless such competition is consented to by Employer.

Should you decide to accept this offer please sign the acknowledgment below and return it to the Company.

We look forward to having you join Blue Fish.

Best regards,

                                   Accepted and
/s/ Jeff Haims                     Acknowledged: /s/ Peter Meade  Date 10/23/98
---------------------                            ---------------       --------
Jeff Haims, CEO                                      Peter Meade

                                   SCHEDULE A


ANNUAL CASH BONUS

Your goals for remainder of 1998 are as follows:

1.    WHOLESALE DIVISION
    A) Liquidate $400k of Non Current inventory
    B) Liquidate balance of unsold inventory for Fall 1997 & Fall 1998($300,000)
    C) Liquidate balance of unsold inventory for Winter 1998($320,000)

2.    RETAIL DIVISION
    A) Develop operating and sales plans with accompanying budgets for retail division for 1999
    B) Develop a plan with the Retail Division to have retail under its on 4wall P&L and on a standard retail 4-5-4 operating calendar for January 1, 1999.
    C) Develop store sales and management training programs that will benchmark customer satisfaction and sales increases.
    D) Create Retail promotion and event calendars that tie into and insure the support of the corresponding PR & Marketing, Design and Production department's calendars and resources


Your goals for 1999 are as follows:

----------------------------------------
** (A)  Total sales           $5.2 MM
----------------------------------------
** (A1)Gross Margin            51%
----------------------------------------


NEW BUSINESSES (KID'S, MEN'S, CUSTOM BASICS)
----------------------------------------------------------------------------
                          Kids         Mens      Custom Basics     Sweaters
----------------------------------------------------------------------------
** (B)  Total sales    $ 150,000    $ 100,000     $ 1,250,000      $ 750,000
----------------------------------------------------------------------------
** (B1)Gross Margin        50%          50%             50%            50%
----------------------------------------------------------------------------


CORE BUSINESS
--------------------------------------
** (C)  Total sales           $8.0 MM
--------------------------------------
** (C1)Gross Margin               54%
--------------------------------------



---------------------------------------------------------------
   ** (D) Net Income       $500,000 (after  interest) year end
---------------------------------------------------------------

YOUR TARGET BONUS GOAL IS 30% OF YOUR ANNUAL SALARY
** Goals Achieved                          Percent of Target Bonus Payable
---------------------------------------------------------------------------
with less than 85% of Goal                                             70%
---------------------------------------------------------------------------
with greater than or equal to 85%  but less than 88% of Goal           75%
---------------------------------------------------------------------------
with greater than or equal to 88%  but less than 91% of Goal           80%
---------------------------------------------------------------------------
with greater than or equal to 91%  but less than 94% of Goal           85%
---------------------------------------------------------------------------
with greater than or equal to 94%  but less than 97% of Goal           90%
---------------------------------------------------------------------------
with greater than or equal to 97%  but less than 100% of Goal          95%
---------------------------------------------------------------------------
with 100% of Goal                                                     100%
---------------------------------------------------------------------------

                                   SCHEDULE A
                                  CONTINUED...


ANNUAL CASH BONUS

Your goals for 1999 are as follows:
CALCULATION TABLE
Total percentage of targeted Goal will be defined as follows:
-------------------------------------  --------------------
     Add the percent total of target   (A) + (A1)
-------------------------------------  --------------------
       + The percent total of target   (B) + (B1)
-------------------------------------  --------------------
       + The percent total of target   (C) + (C1)
-------------------------------------  --------------------
       + The percent total of target   (D)
-------------------------------------  --------------------
            Total percentage of goal   ( Sum x Target )


EXAMPLE
Total percentage of targeted Goal will be defined as follows:
                                   % of Goal     % of Goal
------------------------------------------------------------------------------
                 Retail sales  A =  100%     A1 =  90%    (100%+90%)/2     95%
------------------------------------------------------------------------------
+ The percent total of target  B =  90%      B1 =  98%    (90%+98%)/2      94%
------------------------------------------------------------------------------
+ The percent total of target  C =  98%      C1 =  108%   (98%+108%)/2    103%
------------------------------------------------------------------------------
+ The percent total of target  D =  95%                   (95%)            95%
------------------------------------------------------------------------------
                                                     Total percentage=     97%

                                       Total percentage of goal= (Sum x Target)